SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 10, 2004
Date of Report
(Date of earliest event reported)

MARINER HEALTH CARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-49813	74-2012902
(Commission File Number)	(IRS Employer Identification No.)

One Ravinia Drive, Suite 1500
Atlanta, Georgia	30346
(Address of Principal Executive Offices)	(Zip Code)

(678) 443-7000
(Registrant’s Telephone Number, Including Area Code)

Item 7. Financial Statements and Exhibits.
Item 12. Results of Operations and Financial Condition.
SIGNATURES
EX-99.1 PRESS RELEASE DATED MAY 10, 2004

Item 7. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired:

Not applicable.

(b)	Pro forma financial information:

Not applicable.

(c)	Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release (and attachments) dated May 10, 2004 by Mariner Health Care, Inc.

Item 12. Results of Operations and Financial Condition.

On May 10, 2004, Mariner Health Care, Inc. issued a press release to announce its financial results for the first quarter of 2004. A copy of this press release and attachments to the press release are filed herewith as Exhibit 99.1.

The press release attached hereto as Exhibit 99.1 includes EBITDA (which we calculate as net (loss) income before taxes, interest and depreciation and amortization) and Adjusted EBITDA (which we calculate as EBITDA excluding impairment of long-lived assets, gain on sale of discontinued operations net of tax, reorganization items, (gain) loss on sale of divested facilities, divestiture related charges and loss from operations of divested facilities), which are non-GAAP financial measures. For purposes of Regulation G (“Regulation G”) promulgated by the Securities and Exchange Commission, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, statement of stockholders’ equity, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. Pursuant to the requirements of Regulation G, we have provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measure, which we believe is net (loss) income. Management believes that the presentation of EBITDA and Adjusted EBITDA provide useful information to investors regarding our results of operations because (i) they are useful for trending, analyzing and benchmarking the performance and value of our business, and (ii) Adjusted EBITDA is the means used to calculate compliance with certain ratios appearing in our senior credit facility and the indenture governing our outstanding senior subordinated notes. EBITDA and Adjusted EBITDA should be considered in addition to, not as substitutes for, or superior to, GAAP financial measures or as indicators of operating performance.

The information contained herein, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINER HEALTH CARE, INC.
Date: May 10, 2004	By:	/s/ Boyd P. Gentry
Boyd P. Gentry
Senior Vice President and Treasurer